EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 2010 of Crimson Exploration Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Houston, Texas
July 8, 2011